Exhibit 99.1

FIDELITY D & D BANCORP, INC.

FOR IMMEDIATE RELEASE

Date:  July 27, 2016

Contacts:

Daniel J. Santaniello	Salvatore R. DeFrancesco, Jr.
President and Chief Executive Officer	Treasurer and Chief Financial Officer
570-504-8035	570-504-8000

FIDELITY D & D BANCORP, INC.

REPORTS SECOND QUARTER 2016 FINANCIAL RESULTS

Dunmore, PA – Fidelity D & D Bancorp, Inc., (OTC Bulletin Board: FDBC), parent company of The Fidelity Deposit and Discount Bank, announced net income for the quarter ended June 30, 2016 of $1.9 million, an improvement of over $0.1 million, or 8%, compared to $1.8 million for the same 2015 quarter.  Earnings improvement resulted from higher revenue coupled with lower expenses.  The Company increased interest-earning assets from the continued focus on its relationship management strategy.  Operating expenses were lower due mostly to a prepayment penalty paid for the early payoff of long-term debt in the second quarter of 2015.    Income tax expense increased in 2016 when compared with 2015 as a result of an Internal Revenue Service (IRS) audit adjustment which reduced income tax expense in 2015.  The adjustment fully mitigated the effect of the increased operating expenses on net income for the second quarter of 2015.  Earnings per share on a diluted basis was $0.79 and $0.73 for the quarters ended June 30, 2016 and 2015, respectively.

“During the 2nd quarter, the Fidelity Bankers continued to deliver solid 2016 financial performance.” stated Daniel J. Santaniello, President and Chief Executive Officer.  “We produced greater fee income, increased loans and deposits, and announced an increase in dividends paid to shareholders.  As the interest rate environment continues to weigh on the bank’s performance, the Fidelity Bankers remain focused on the execution of the strategic plan that continues to build long-term shareholder value.”

Net income increased $0.3 million, or 8%, from $3.3 million for the six months ended June 30, 2015 to $3.6 million for the six months ended June 30, 2016.  The year-to-date improvement stemmed from earning higher revenue with slightly lower operating expenses.  Earnings per share on a diluted basis was $1.48 and $1.37 for the six months ended June 30, 2016 and 2015, respectively.

The Company’s assets increased $27.1 million, or 4%, to $756.5 million at June 30, 2016 from $729.4 million at December 31, 2015.  The growth during the first half of 2016 was due mostly to a  $5.1 million net increase in the loan portfolio, $4.5 million increase in securities and $15.6 million increase in cash balances.  This growth was funded by a  $42.6 million increase in deposits and a $4.0 million increase in stockholders’ equity.

Net interest income was $6.1 million for the second quarter of 2016 compared to $5.8 million for the second quarter of 2015.  The $0.3 million, or 5%, increase resulted from higher average earning assets and lower debt.  Although the high-costing long-term debt was replaced with lower cost deposits resulting in lowering the rate paid on liabilities, the decrease wasn’t enough to offset the lower yield on interest-earning assets which reduced net interest spread by four basis points reducing net interest margin to 3.66% for the second quarter of 2016 compared to 3.72% for the same 2015 quarter.

Net interest income increased $0.9 million, or 8%, to $12.3 million for the six months ended June 30, 2016, from $11.4 million reported during the first half of 2015.  Net interest margin was 3.68% for both the six months ended June 30, 2016 and 2015.  Net interest income was higher for the six months ended June 30, 2016 compared with the same period in 2015 with a ten basis point savings on rates of interest-bearing liabilities exceeding the nine basis point decline in yield on interest earning assets.  Additional revenue from a $36.6 million and $11.6 million higher average balance in the loan and investment portfolios, respectively, added $0.7 million to interest income.  Lower interest costs of $0.2 million occurred primarily from a $14.7 million lower debt level and the repricing of deposit rates.  These savings more than offset the added interest expense from the $47.3 million growth of interest-bearing deposits.  Cost of funds further declined 8 basis points from these interest savings plus the $12.6 million growth in average non-interest bearing deposits.

The provision for loan losses was $125 thousand higher for the second quarter of 2016, funding loan growth and additional non-performing loans, compared to the second quarter of 2015.  Provision for loan losses was $0.4 million for the six months ended June 30, 2016 compared to $0.3 million for the same 2015 period.  The allowance for loan losses was $9.2 million, or 1.64% of total loans at June 30, 2016 compared to $9.3 million, or 1.71% of total loans at June 30, 2015.

Total other income recorded for the second quarter of 2016 was $2.1 million compared to $1.8 million for the second quarter of 2015.  The increase in other income was primarily due to $0.1 million growth in deposit fees, $0.1 million more fees from financial services and $69 thousand higher loan service charges.

Total other income recorded for the six months ended June 30, 2016 was $3.8 million, an increase of $0.2 million from the $3.6 million recorded for the six months ended June 30, 2015.  Other income increased from  $0.2 million more deposit service charges, $0.1 million in additional interchange fees and $71 thousand more loan service charges that offset $0.1 million fewer gains on loan sales when compared to the first half of 2015.

Other operating expenses decreased $0.4 million, or 7%, for the second quarter of 2016 compared to the second quarter of 2015.  The decrease was primarily due to a $0.6 million prepayment fee paid to the FHLB during the second quarter of 2015 for a long-term debt payoff, along with a $0.1 million decrease in losses on mortgage reacquisition costs, $0.1 million decrease in advertising and marketing expenses and $0.1 million decrease in professional services.  These decreases were partially offset by $0.3 million in additional salaries and employee benefits expense and $0.2 million in higher data processing expense.

Total other operating expenses remained stable at $10.8 million for the six months ended June 30, 2016 and 2015, respectively.  Increases within this category included a $0.5 million increase in salaries and employee benefits expense and a $0.3 million increase in data processing expense.  These increases were offset by a $0.6 million FHLB prepayment fee, which was paid in the second quarter of 2015 for the early payoff of long-term debt which did not recur in 2016.  Also offsetting the increases was a $0.2 million decrease in advertising and marketing expenses for the first six months of 2016 when compared to the same period of 2015 due to expenses from two branch grand openings in 2015.

In the quarter and year-to-date comparisons ending June 30, 2016, provision for income taxes increased by $0.7 million and $0.8 million, respectively.  The increase primarily resulted from the IRS audit adjustment reducing income tax expense during the second quarter of 2015 plus a higher level of taxable income in 2016.

Fidelity D & D Bancorp, Inc. has built a strong history as trusted advisors to the customers served by The Fidelity Deposit and Discount Bank, and is proud to be an active member of the community of Northeastern Pennsylvania.  The Company serves Lackawanna and Luzerne Counties through The Fidelity Deposit and Discount Bank’s 10 community banking office locations providing personal and business banking products and services, including wealth management assistance through fiduciary activities with the Bank’s full trust powers; as well as offering a full array of asset management services.  The Bank provides 24 hour, 7 day a week service to customers through branch offices, online at www.bankatfidelity.com, and through the Customer Care Center at 800-388-4380.  The Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

Forward-looking statements

Certain of the matters discussed in this Quarterly Report on Form 10-Q may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

•	the effects of economic conditions on current customers, specifically the effect of the economy on loan customers’ ability to repay loans;
•	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
•	the impact of new or changes in existing laws and regulations, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the regulations promulgated there under;
•	impacts of the capital and liquidity requirements of the Basel III standards and other regulatory pronouncements, regulations and rules;
•	governmental monetary and fiscal policies, as well as legislative and regulatory changes;
•	effects of short- and long-term federal budget and tax negotiations and their effect on economic and business conditions;
•	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;
•

the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;

•

the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet;

•	technological changes;
•

the interruption or breach in security of our information systems and other technological risks and attacks resulting in failures or disruptions in customer account management, general ledger processing and loan or deposit updates and potential impacts resulting therefrom including additional costs, reputational damage, regulatory penalties, and financial losses;

•	acquisitions and integration of acquired businesses;
•	the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities;
•	volatilities in the securities markets;
•	acts of war or terrorism;
•	disruption of credit and equity markets; and
•	the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

The Company cautions readers not to place undue reliance on forward-looking statements, which reflect analyses only as of the date of this release.  The Company has no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.

For more information please visit our investor relations web site located through www.bankatfidelity.com.

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	June 30, 2016	December 31, 2015
Assets
Total cash and cash equivalents	$27,853	$12,277
Investment securities	129,760	125,232
Federal Home Loan Bank Stock	1,140	2,120
Loans and leases	562,758	557,630
Allowance for loan losses	(9,207)	(9,527)
Premises and equipment, net	16,455	16,723
Life insurance cash surrender value	11,257	11,082
Other assets	16,460	13,821

Total assets	$756,476	$729,358

Liabilities
Non-interest-bearing deposits	$157,776	$142,774
Interest-bearing deposits	505,524	477,901
Total deposits	663,300	620,675
Short-term borrowings	7,258	28,204
Other liabilities	5,522	4,128
Total liabilities	676,080	653,007

Shareholders' equity	80,396	76,351

Total liabilities and shareholders' equity	$756,476	$729,358

Average Year-To-Date Balances:	June 30, 2016	December 31, 2015
Assets
Total cash and cash equivalents	$28,856	$22,248
Investment securities	128,712	122,549
Loans and leases, net	550,623	525,571
Premises and equipment, net	16,543	15,954
Other assets	25,861	26,520

Total assets	$750,595	$712,842

Liabilities
Non-interest-bearing deposits	$146,796	$138,389
Interest-bearing deposits	507,806	475,853
Total deposits	654,602	614,242
Short-term borrowings and long-term debt	13,154	19,886
Other liabilities	4,554	4,306
Total liabilities	672,310	638,434

Shareholders' equity	78,285	74,408

Total liabilities and shareholders' equity	$750,595	$712,842

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Statements of Income

(dollars in thousands)

	Three Months Ended		Six Months Ended
	Jun. 30, 2016	Jun. 30, 2015	Jun. 30, 2016	Jun. 30, 2015
Interest income
Loans and leases	$5,989	$5,813	$11,995	$11,451
Securities and other	726	625	1,456	1,291

Total interest income	6,715	6,438	13,451	12,742

Interest expense
Deposits	567	508	1,147	1,065
Borrowings and debt	7	139	25	279

Total interest expense	574	647	1,172	1,344

Net interest income	6,141	5,791	12,279	11,398

Provision for loan losses	(275)	(150)	(425)	(300)
Other income	2,100	1,833	3,787	3,583
Other expenses	(5,369)	(5,744)	(10,757)	(10,831)
Provision for income taxes	(669)	50	(1,255)	(497)
Net income	$1,928	$1,780	$3,629	$3,353

	Three Months Ended
	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sep. 30, 2015	Jun. 30, 2015
Interest income
Loans and leases	$5,989	$6,006	$5,979	$5,934	$5,813
Securities and other	726	730	681	678	625

Total interest income	6,715	6,736	6,660	6,612	6,438

Interest expense
Deposits	567	580	597	574	508
Borrowings and debt	7	18	8	6	139

Total interest expense	574	598	605	580	647

Net interest income	6,141	6,138	6,055	6,032	5,791

Provision for loan losses	(275)	(150)	(575)	(200)	(150)
Other income	2,100	1,687	1,927	2,023	1,833
Other expenses	(5,369)	(5,388)	(4,952)	(5,239)	(5,744)
Provision for income taxes	(669)	(586)	(634)	(687)	50
Net income	$1,928	$1,701	$1,821	$1,929	$1,780

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sep. 30, 2015	Jun. 30, 2015
Assets
Total cash and cash equivalents	$27,853	$41,091	$12,277	$25,690	$21,737
Investment securities	129,760	128,673	125,232	126,782	121,812
Federal Home Loan Bank Stock	1,140	1,420	2,120	1,085	1,988
Loans and leases	562,758	557,293	557,630	543,497	540,787
Allowance for loan losses	(9,207)	(9,384)	(9,527)	(9,149)	(9,259)
Premises and equipment, net	16,455	16,519	16,723	16,875	17,034
Life insurance cash surrender value	11,257	11,169	11,082	10,995	10,909
Other assets	16,460	16,601	13,821	13,433	13,547

Total assets	$756,476	$763,382	$729,358	$729,208	$718,555

Liabilities
Non-interest-bearing deposits	$157,776	$157,358	$142,774	$150,714	$137,682
Interest-bearing deposits	505,524	510,553	477,901	492,289	469,204
Total deposits	663,300	667,911	620,675	643,003	606,886
Short-term borrowings	7,258	12,765	28,204	6,743	34,263
Other liabilities	5,522	4,397	4,128	3,829	3,707
Total liabilities	676,080	685,073	653,007	653,575	644,856

Shareholders' equity	80,396	78,309	76,351	75,633	73,699

Total liabilities and shareholders' equity	$756,476	$763,382	$729,358	$729,208	$718,555

Average Quarterly Balances:	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sep. 30, 2015	Jun. 30, 2015
Assets
Total cash and cash equivalents	$28,753	$28,960	$17,612	$20,486	$12,947
Investment securities	129,604	127,820	127,509	126,238	126,625
Loans and leases, net	553,212	548,034	541,144	532,646	520,857
Premises and equipment, net	16,445	16,641	16,843	17,009	15,002
Other assets	26,347	25,374	24,409	24,769	28,110

Total assets	$754,361	$746,829	$727,517	$721,148	$703,541

Liabilities
Non-interest-bearing deposits	$148,703	$144,890	$141,198	$143,794	$136,079
Interest-bearing deposits	512,695	502,917	493,383	488,608	457,111
Total deposits	661,398	647,807	634,581	632,402	593,190
Short-term borrowings and long-term debt	9,162	17,145	12,003	9,820	32,187
Other liabilities	4,713	4,396	4,766	4,327	4,310
Total liabilities	675,273	669,348	651,350	646,549	629,687

Shareholders' equity	79,088	77,481	76,167	74,599	73,854

Total liabilities and shareholders' equity	$754,361	$746,829	$727,517	$721,148	$703,541

FIDELITY D & D BANCORP, INC.

Selected Financial Ratios and Other Data

	Three Months Ended
	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sep. 30, 2015	Jun. 30, 2015
Selected returns and financial ratios
Basic earnings per share	$0.79	$0.69	$0.74	$0.79	$0.73
Diluted earnings per share	$0.79	$0.69	$0.74	$0.79	$0.73
Dividends per share	$0.29	$0.27	$0.37	$0.27	$0.27
Yield on interest-earning assets (FTE)	3.99%	4.04%	4.05%	4.06%	4.12%
Cost of interest-bearing liabilities	0.44%	0.46%	0.48%	0.46%	0.53%
Net interest spread	3.55%	3.58%	3.57%	3.60%	3.59%
Net interest margin	3.66%	3.70%	3.69%	3.72%	3.72%
Return on average assets	1.03%	0.92%	0.99%	1.06%	1.01%
Return on average equity	9.80%	8.83%	9.48%	10.26%	9.67%
Efficiency ratio	63.09%	66.49%	61.15%	63.98%	65.84%
Expense ratio	1.75%	1.99%	1.68%	1.77%	1.92%

	Six Months Ended
	Jun. 30, 2016	Jun. 30, 2015
Basic earnings per share	$1.48	$1.38
Diluted earnings per share	$1.48	$1.37
Dividends per share	$0.56	$0.52
Yield on interest-earning assets (FTE)	4.01%	4.10%
Cost of interest-bearing liabilities	0.45%	0.55%
Net interest spread	3.56%	3.55%
Net interest margin	3.68%	3.68%
Return on average assets	0.97%	0.96%
Return on average equity	9.32%	9.21%
Efficiency ratio	64.75%	66.33%
Expense ratio	1.87%	1.92%

Other financial data	Three Months Ended
	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sep. 30, 2015	Jun. 30, 2015
Book value per share	$32.76	$31.92	$31.25	$31.00	$30.21
Equity to assets	10.63%	10.26%	10.47%	10.37%	10.26%
Allowance for loan losses to:
Total loans	1.64%	1.69%	1.71%	1.69%	1.71%
Non-accrual loans	1.56x	1.13x	1.06x	2.09x	2.18x
Non-accrual loans to total loans	1.05%	1.49%	1.61%	0.80%	0.79%
Non-performing assets to total assets	1.37%	1.77%	1.76%	1.11%	1.13%